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Copy

06x0018.doc

Number 0 0 1 8 of the document register for 2006

Purchase contract

Negotiated at Wegberg on January 10, 2006.

Before me,

Johannes Christian Freuen,

notary for the Duesseldorf Higher Regional Court District, with registered offices in Wegberg, appeared:

1.	Mr. Theo Schmitz, born on January 3, 1951, public official, serving in Wegberg, Bahnhofstrasse 22, acting here:

as agent of the company with limited liability registered in the commercial register of the Moenchengladbach local court under HRB 8688 as the firm

"Stadtentwicklungsgesellschaft der Stadt Wegberg mbH" [Urban Development Company for the City of Wegberg, Inc.]

with registered offices in Wegberg, on the basis of the power of attorney from September 4, 2001, document UR number 1103/2001 from the certifying notary. The power of attorney was provided to the notary as a copy; a certified copy of the power of attorney is enclosed with this record.

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- the Stadtentwicklungsgesellschaft der Stadt Wegberg [Urban Development Company of the City of Wegberg] is referred to as "SBG" as well as "the seller" for short -

2.	Dr. Manfred Friedrich Paul Sappok, born on September 7, 1945, serving at 41844 Wegberg, Friederich-List-Allee 10,

3.	Mr. Dieter Wagels, born on March 29, 1961, serving at 41844 Wegberg, Friedrich-List-Allee 10,

both of whom act here not in their own names but rather as the managing directors with sole representative authority in each case for the company with limited liability registered in the commercial register of the Moenchengladbach local court under HRB 11047 as the firm

"Clyvia Technology GmbH",

with registered offices in Wegberg,
(Postal address: 41844 Wegberg, Friedrich-List-Allee 10),

- Clyvia Technology GmbH is referred to below as "the buyer" for short -

Mr. Schmitz is known to the notary personally. To assure the notary, Dr. Sappok proved his identity by providing his official photo identification. Mr. Wagels was not able to prove his identity, but nevertheless promised to subsequently provide his official photo identification at once, which should not be remarkable for the execution of the contract according to the instructions of the participants.

On the basis of an examination of the commercial register carried out on January 10, 2006, at the Moenchengladbach local court, I, the notary, hereby certify that

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On today's date, Dr. Manfred Sappok and Mr. Dieter Wagels were authorized as the exclusive representative in each case for the company

"Clyvia Technology GmbH"
with registered offices in Wegberg,

registered under HRB 11047.

The parties agree to the following

P u r c h a s e    c o n t r a c t

negotiated as indicated:

     § 1
Preliminary remarks

1.	In the land register of the Erkelenz von Wildenrath local court, sheet 0604, the following ownership of real estate is recorded in the real property register serial number 19
Wildenrath district, area 6 and area section 233, building and open space, Friedrich-List-Allee, size 50.52 are

2.	Owner recorded in the land register:
"Stadtentwicklungsgesellschaft der Stadt Wegberg mbH"

3.	Encumbrances recorded in the land register:

Section II:
serial number 1:	Limited personal easement (release for objectionable equipment and facilities) for Siemens AG in Berlin and Munich

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serial number 13:	Easement on real estate (emissions acquiescence)

serial number 14:	Easement on real estate (emissions forbearance)

Section III:
serial number 1:	Mortgage of EUR 32,952,250.45 for the west German Landesbank
Girozentrale, Duesseldorf/Munster

serial number 3:	Mortgage of EUR 1,000,000.00 for Kreissparkasse Heinsberg in Erkelenz

4. The notary had this land register content determined on December 13, 2005.

5. The charges on property in section III numbers 1 and 3 are not assumed by the buyer. The real property sold is to be released from joint liability for these encumbrances.

§ 2
Subject matter of the contract

1. The seller sells and the buyer accepts the real property described above

Wildenrath district
Area 6 and area section 233

with important elements and appurtenances.

2. The real property sold involves commercial space and green space.

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§ 3
Purchase price

1.	The net purchase price for the subject matter of the purchase mentioned above amounts to a total of

EUR 112,050.00

(in words: one hundred twelve thousand fifty Euros).

This is accounted for
a) by the commercial spaces sold of a total of approximately 4,102 m2 x 25.00 EUR/m2 = 102,550.00 EUR.
b) by the green spaces sold of a total of approximately 950 m2 x 10.00 EUR/m2 = 9,500 EUR.

2.

Included in the purchase price are all development charges according to the German Federal Building Coe that already exist and that arise in the future, and waste water connection fees according to the North Rhine-Westphalia Community Fees Act [“KAG”], that accrue in the future or that have been incurred according to the current legally-binding development plan for the municipality, and that serve or have served for the initial development.

3.

The buyer is a company in the sense of the German VAT Tax Act [“UstG”] and acquires the purchased real estate for the company. The seller affirms having made use of the possibility of an option according to § 9 of the German VAT Tax Act for today's contract, such that sales tax accrues on the purchase price for the delivery of real property. It is known to the seller that the basis for calculation for sales tax is half of the real estate transfer tax, in addition to the purchase price.

Because the buyer is the party liable to pay the sales tax triggered by this option, the net purchase price is not changed as a result. The buyer will pay the tax liability directly to the revenue office.

The seller is obligated to not present an invoice for the

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delivery of the real property prior to the transfer of possession.

4.	A partial payment on the purchase price in the amount of EUR 40,000.00 is paid.

The seller hereby acknowledges receipt of the partial payment on the purchase price in the amount of EUR 40,000.00.

5.	The remainder of the purchase price in the amount of EUR 72,050.00 is due and payable without interest within ten days, after the notary has notified the buyer that

	a)	the authorizations required for the purchase contract and its execution are available,

	b)	the municipality has declared that its statutory right of first refusal does not apply, or that it will not exercise it,

c)

the discharge and release documents for the encumbrances not accepted by the buyer that take priority over the reservation are available to the notary either free of restrictions or with the provision of making use of them in exchange for the payment of a sum of money, the total of which is not greater than the remaining purchase price.

6.	The point in time that the payment is received determines the timeliness of payments.

7.

The notary pointed out that the buyer makes an unsecured payment in advance if he makes payments on the remaining purchase price without the existence of a ownership priority notice recorded in his favor in the land register, and provided advice regarding the risks associated with doing so, in particular with respect to the fact that, without recording an ownership priority notice, the ownership of the real property is still subject to the seller's power of disposition and access by third parties - for example through seizures

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by third parties or the insolvency of the seller - until the transfer of the ownership.

In addition, the notary pointed out security options, for example, deposit of the purchase price in an notary trust account.

Despite the advice, the parties insisted on certification in the present form.

8.	When due, the buyer is required to pay any sums of money requested directly to the respective creditors according to number 5. c), offset against the remaining purchase price.

In this respect, the seller's claim is directed only on performance for these creditors, but not on payment to itself or other third parties.

The remaining amount of the rest of the purchase price is to be paid directly to the seller into his account number 401 399 1 at the Kreissparkasse Heinsberg in Erkelenz (German bank code: 312 512 20).

9.	Due to the claim on the remaining purchase price, the buyer subjects himself to the immediate mandatory enforcement of this document in all assets.

An enforceable copy of this document can be issued to the seller at any time without additional supporting documents after the conditions for the amount becoming due are met, which are to be confirmed by the notary.

A reversal of the burden of proof is not associated with doing so.

10.	The buyer goes into default without warning if he does not pay the remaining purchase price when due.

Default interest for the year amounts to 8 percentage points above the respective prime interest rate.

The seller reserves the right to prove greater losses, and the buyer reserves the right to prove fewer losses.

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11.

The parties instruct the notary to bring about the transfer of ownership to the buyer when the seller either authorizes him to do so in writing, or when the payment of the remaining purchase price without interest is confirmed in writing, or when the buyer has provided corresponding proof of payment.

Until then, the buyer and the land register office are entitled to no duplicate or certified copy of this document with conveyance.

§ 4
Sale prohibition

1.

The buyer is obligated to not sell the acquired real property within a period of two years from today without the approval of the seller. The seller can deny the approval to sell only for good cause, for example, if the intended use associated with the resale is not consistent with the intended concept of use or with the overall concept for the Wegberg-Wildenrath commercial and industrial park.

2.	If the buyer breaches this obligation, and if a reason is provided for the denial of approval for sale, then the seller is entitled to demand the reacquisition of the real property sold.

The seller is required to provide his demand for reacquisition by means of registered letter.

3.

If the seller makes use of his right to reacquire, the seller is required to repay to the buyer the amounts that he has previously received as the purchase price. To the extent that the buyer has also paid development costs or local assessments, the seller is required to reimburse the buyer the corresponding amounts.

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4.

If the value of the real estate sold has increased because of the buyer's construction projects or other services, the seller is required to pay the buyer consideration in addition to the amounts specified in the preceding number 3. As consideration, the most the seller pays is the amount of expenses that the buyer can prove having paid for construction projects and other services. The buyer is required to provide proof of these expenses by means of invoices and payment receipts.

For clarification, it is also noted that those increases in value that occur without any effort on the part of the buyer, for example through an increase in the land prices, changes in building design law or similar, are not to be compensated for by the seller.

If the parties cannot reach an agreement regarding the question as to whether and to what extent consideration is to be paid, each party can demand that the expert panel for real property values of the Heinsberg district produce an expert opinion on the questions in dispute between the parties. The opinion of the expert panel is binding for the parties within the context of § 317 of the German Civil Code.

5.

The total amounts to be paid at the time of a reacquisition according to the preceding numbers 3. and 4. are due within fourteen days after the seller has received the notification that the ownership in the real property sold has been transferred back to the seller. Any encumbrances on the real property sold are to be discharged with the amounts due. The remaining balance is to be paid to the buyer.

The buyer receives no interest for the period in which the seller holds the amount paid by the buyer on the basis of today's contract.

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All costs and any taxes that accrue to the seller from a reacquisition, as well as the costs of an opinion from the expert panel, must be borne by the buyer.

6.	The seller's reacquisition right is to be secured by recording a re-transfer priority notice in the land register.

The seller is prepared to grant charges on property with priority over the re-transfer priority notice, which serve for the financing of the purchase price and/or for the financing of any construction plans of the buyer for the real property sold.

All costs that arise from the entry and removal of the re-transfer priority notice, as well as from priority changes, must be borne by the buyer.

§ 5
Construction obligation

The buyer plans to build a production facility on the purchased real estate with laboratory and office buildings, corresponding to the regulations from the legally valid development plan II number 6 Wegberg-Wildenrath commercial and industrial area, 1st modification.

The buyer is obligated to develop the acquired real estate to a state of operational readiness within a period of 2 years from the transfer of possession.

The textual regulations from the development plan and the design plan are to be followed.

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If the buyer does not comply with the construction obligation, the seller is entitled to demand the reacquisition of the real estate sold. The execution of the reacquisition conforms to the provisions provided for the preceding sale prohibition.

§ 6
Transfer of possession

1.

Possession and use, risk and encumbrances, including all obligations from the real property sold with respect to insurance policies, as well as the general duty to safeguard the public pass to the buyer on the day of the payment of the purchase price, with the exception of the real property taxes, which pass to the buyer on January 1, 2007.

2.

The seller authorizes the buyer to develop the subject matter of the purchase after today's date in coordination with the city of Wegberg - residential construction department - to the extent indicated above and at its own expense and risk.

At the same time, the buyer is obligated to bear the operating expenses according to the German Operating Expenses Ordinance, and to accept and maintain the duty to safeguard the public, and to treat the subject matter of the purchase with care.

Interest on the purchase price is excluded.

The notary provided advice regarding the advance payment, unsecured if present, and the risks associated with it. In addition, he pointed out options for security, for example, the deposit of the purchase price into a notary trust account.

Despite the advice, the parties insisted on certification in the present form.

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If the purchase contract is not carried out for reasons that are not caused by the seller, the buyer has no claim to compensation for construction projects.

2.	Rental, lease or other use relationships do not exist.

§ 7
Rights of the buyer for defects, additional agreements

1.	All rights of the buyer due to overt or latent defects in the real property are excluded. In particular, this applies for area measurements, characteristics, usability and income.

The exclusion also applies for any claims for compensation for damages unless the seller acts intentionally.

The seller ensures that latent defects are not known to him, to the extent that nothing arises otherwise below.

2.	The parties reach the following agreement for the character of the subject matter of the purchase:

By order of the Federal Republic of Germany, the real property sold was inspected for existing contamination as per § 29 paragraph 1 of the North Rhine-Westphalia State Waste Act. The expert opinion subsequently produced shows that no potential for danger was found in the soil or in the ground water. The expert opinion is known to the buyer and was issued to him prior to certification.

If existing contamination is nevertheless found, which originates from the time prior to January 1, 1995, and is present according to the Federal Soil Protection Act, then

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all rights of the buyer to that effect within the scope of number 1. are also excluded.

3.

The permissibility of the development and planned use, and the provision of electricity, gas, water and telecommunications is expressly stipulated as not a feature. The permissibility of the development and intended use are to be cleared by the buyer with the relevant approval authorities. The provision of the real estate sold with electricity, gas, water and telecommunications is to be coordinated with the relevant suppliers and in consultation with the seller or an agent appointed by him.

4.	The buyer acquires the subject matter of the purchase in its present condition, which is known to him.

5.	The rights from Section II numbers 1, 13 and 14 are accepted by the buyer.

Easements not recorded in the land register, as well as limitations pursuant to agreements between neighbors, as well as any building encumbrances are likewise accepted by the buyer. The notary pointed out the option of examining the building encumbrance register itself.

6.	The seller is obligated to provide the real property sold free of unaccepted encumbrances and limitations, as well as from interest, taxes and fees not accepted.

7.

Development charges based on the building and other local assessments (expansion and connection contributions as well as cost compensation for building or real property connections) according to the Community Fees Act (North Rhine-Westphalia) are borne by the buyer, to the extent they are established after today's date by means of the issuance of a contribution notification.

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The seller ensures that no arrears exist in this respect.

It is known to the buyer that assessments of this type can also be issued for allocable expenditure from the past.

§ 8
Costs and taxes

1.

The buyer bears the notary and court costs associated with this document and its implementation - including the costs and fees for necessary private and official authorizations and declarations - as well as the real estate transfer tax.

Authorization costs for representative parties are borne by those parties themselves.

2.	The seller bears the discharge and release costs for encumbrances not accepted.

§ 9
Rights of preemption, authorizations

1.	The notary is required to make reference to the necessary authorizations and the municipality's statutory right of preemption.

2.	The parties commission the notary

	a)	to carry out any measures necessary for the execution of this document, in particular, to obtain all authorizations and declarations necessary for doing so,

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	b)	to request and to accept a negative statement from the municipality for its statutory right of preemption.

3.	If a required authorization is withheld or issued with limitations, the assessment is to be delivered to the parties themselves; a copy is requested for the notary.

All remaining authorizations and declarations shall already be valid upon their receipt by the notary.

§ 10
Discharge and land register claims

1.	The parties are in agreement that the ownership of the real property sold passes to the buyer.

The seller authorizes and the buyer requests the entry of the change of ownership in the land register.

2.	Despite advice regarding the risks associated with doing so, the buyer waives the entry of an ownership priority notice to secure his claim to procure ownership.

3.	The parties authorize and request that the following be recorded in the land register:

	a)	a reconveyance priority notice for the seller to secure the contingent claim for re-transfer according to § 4 numbers 1. through 5. and §§ 5, 4 numbers 2. through 5. of this document.

b)

the discharge of all unaccepted encumbrances in section II or III of the land register, and to the extent that they themselves are entitled according to the authorization from the creditor to all jointly liable positions

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or the release of the real property sold from the joint liability from these rights.

4.

With effect according to the law of obligations, the parties agree that the ownership priority notice for the seller is to be recorded at the same time as the ownership transfer to the buyer, and without interim encumbrances, and they were ordered with the cooperation of the seller.

5.

The notary can also make orders from this document separately or with limitations, and separate, limit or withdraw orders made. The parties authorize the notary to issue all declarations necessary or useful for land register execution of this document.

The parties are obligated to file no applications based on this document with the land register office without the cooperation of the notary.

§ 11
(not used)

§ 12
References

The notary made reference to the following:

1.

All agreements associated with the contract require notarization. This applies in particular for agreements on the amount of the purchase price. Additional agreements outside of this document can lead to nullification of the entire legal transaction.

2.	By virtue of the law, the parties are jointly and severally liable for notary and court costs, as well as the

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real estate transfer tax, regardless of the agreements in this document.

3.	The ownership only passes to the name of the buyer upon transfer of the real property sold in the land register. The transfer assumes that all necessary authorizations, a negative statement from the municipality for its statutory right of preemption and the statement of harmlessness from the tax office for the real estate transfer tax exist.

4.	The tax and commercial consequences of the legal transaction are not the subject of the notarial obligation to advise. Accordingly, the notary provided no advice.

This record was read by the parties in the presence of the notary, approved by them and signed in their own hands as follows:

signed Theo Schmitz
signed Sappok
signed Wagels
signed Freuen, notary

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